Series Number:  8
For period ending 5/31/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           47,178
Institutional Class                                44,091
2. Dividends for a second class of open-end company shares
A Class                                1,247
C Class                                326

73A)           1. Dividends from net investment income
Investor Class                                           $0.2939
Institutional Class                                $0.3165
2. Dividends for a second class of open-end company shares
A Class                                $0.2658
C Class                                $0.1812

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           153,201
Institutional Class                                132,069
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                3,781
C Class                                1,566

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $11.45
Institutional Class                                $11.45
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $11.45
C Class                                $11.44

Series Number:  10
For period ending 5/31/14

48)	Investor, A & C
First $1 billion 0.699%
Next $1 billion 0.647%
Next $3 billion 0.617%
Next $5 billion 0.597%
Next $15 billion 0.584%
Next $25 billion 0.582%
Over $50 billion 0.582%

Institutional
First $1 billion 0.499%
Next $1 billion 0.447%
Next $3 billion 0.417%
Next $5 billion 0.397%
Next $15 billion 0.384%
Next $25 billion 0.382%
Over $50 billion 0.382%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           9,181
Institutional Class                                566
2. Dividends for a second class of open-end company shares
A Class                                3,480
C Class                                962

73A)           1. Dividends from net investment income
Investor Class                                           $0.3942
Institutional Class                                $0.4124
2. Dividends for a second class of open-end company shares
A Class                                $0.3718
C Class                                $0.3045

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           25,379
Institutional Class                                1,440
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                8,055
C Class                                2,838

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $9.25
Institutional Class                                $9.25
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $9.25
C Class                                $9.25

Series Number:  11
For period ending 5/31/14

48)	Investor, A & C
First $1 billion 0.569%
Next $1 billion 0.517%
Next $3 billion 0.487%
Next $5 billion 0.467%
Next $15 billion 0.454%
Next $25 billion 0.452%
Over $50 billion 0.452%

Institutional
First $1 billion 0.369%
Next $1 billion 0.317%
Next $3 billion 0.287%
Next $5 billion 0.267%
Next $15 billion 0.254%
Next $25 billion 0.252%
Over $50 billion 0.252%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                           1,601
Institutional Class                                13
2. Dividends for a second class of open-end company shares
A Class                                416
C Class                                58

73A)           1. Dividends from net investment income
Investor Class                                           $0.3626
Institutional Class                                $0.3850
2. Dividends for a second class of open-end company shares
A Class                                $0.3344
C Class                                $0.2503

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                           4,000
Institutional Class                                31
2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
A Class                                1,042
C Class                                211

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                           $ 11.55
Institutional Class                                $ 11.54
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
A Class                                $ 11.55
C Class                                $ 11.55